UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION:

The following selected Unaudited Pro Forma Financial Information is based on the historical financial statements of Customer Acquisition Network, Inc. (CAN), Customer Acquisition Network Holdings, Inc. (formerly known as Outsiders Entertainment, Inc.) (Holdings) and Desktop Acquisition Inc. and Subsidiary (Desktop) and have been prepared to illustrate the effect of CAN’s recapitalization with Holdings on August 28, 2007 and CAN’s acquisition of Desktop at the close of business on August 31, 2007.

The Unaudited Pro Forma Condensed Consolidated Financial Information has been prepared using recapitalization accounting for the CAN/Holdings transaction and the purchase method of accounting for the Desktop acquisition. . The consolidated financial statements of Desktop included in the following unaudited pro forma condensed consolidated financial statements are derived from the audited consolidated financial statements of Desktop for the eight months ended August 31, 2007 and the years ended December 31, 2006 and 2005. The unaudited pro forma condensed consolidated balance sheet is prepared as though the transactions occurred at the close of business on August 31, 2007. The pro forma statements of operations give effect to the transactions as thought they occurred on January 1, 2006.

Because the selected unaudited pro forma condensed consolidated financial information is based upon Holding’s and Desktop’s financial position and operating results during periods when the those entities were not under the control, influence or management of CAN, the information presented may not be indicative of the results that would have actually occurred had the transaction been completed at January 1, 2006 nor is it indicative of future financial or operating results of the combined entity.

CUSTOMER ACQUISITION NETWORK HOLDINGS, INC.

Unaudited ProForma Condensed Consolidated Balance Sheets as of August 31, 2007

	Outsiders Entertainment, Inc. May 31, 2007 Historical	Customer Acquisition Network , Inc. Historical	Desktop Interactive, Inc. Historical	Customer Acquisition Network Holdings, Inc. Combined		Pro Forma Adjustments	Customer Acquisition Network Holdings, Inc. Proforma

Assets
Current assets:
Cash and cash equivalents	$1,343	$6,267,331	$82,260	$6,350,934	(1)	$(1,343)	$2,113,591
					(3)	(4,000,000)
					(3)	(236,000)
Accounts receivable, net	-	-	1,720,491	1,720,491			1,720,491
Prepaid media	-	550,000	-	550,000			550,000
Total current assets	1,343	6,817,331	1,802,751	8,621,425		(4,237,343)	4,384,082
Property and equipment, net	1,000	53,808	63,197	118,005	(1)	(1,000)	117,005
Intangible assets					(3)	1,450,000	1,450,000
Goodwill					(3)	6,557,772	6,557,772
Deferred acquisition Costs	-	327,000	-	327,000	(3)	(327,000)	-
Other assets	13,200	30,859	35,873	79,932	(1)	(13,200)	66,732
Total assets	$15,543	$7,228,998	$1,901,821	$9,146,362		$3,429,229	$12,575,591
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$-	$23,489	$1,588,624	$1,612,113			$1,612,113
Accounts payable related party	7,150	-	25,107	32,257	(1)	(7,150)	25,107
Accrued expenses	16,357	348,897	268,862	634,116	(1)	(16,357)	381,759
					(3)	(236,000)
Bonuses payable	-	-	-	-	(3)	200,000	200,000
Convertible notes payable	-	250,000	-	250,000	(2)	(250,000)	-
Total current liabilities	23,507	622,386	1,882,593	2,528,486		(309,507)	2,218,979
Total liabilities	23,507	622,386	1,882,593	2,528,486		(309,507)	2,218,979
Stockholders’ equity (deficit)
Common stock	10,000	23,738	1,000	34,738	(2)	(10,000)	34,313
					(2)	500
					(3)	(1,000)
					(2)	6,575
					(3)	3,500
Additional paid-in capital	34,400	7,063,703	19,000	7,117,103	(2)	(34,400)	10,803,128
					(2)	249,500
					(2)	(6,575)
					(3)	1,000
					(3)	7,804,272
					(3)	(772)
					(3)	(4,000,000)
					(3)	(327,000)
Accumulated deficit	(52,364)	(480,829)	(772)	(533,965)	(1)	7,964	(480,829)
					(2)	44,400
					(3)	772
Total stockholders’ equity	(7,964)	6,606,612	19,228	6,617,876		3,738,736	10,356,612
Total liabilities and stockholders’ equity	$15,543	$7,228,998	$1,901,821	$9,146,362		$3,429,229	$12,575,591

CUSTOMER ACQUISITION NETWORK HOLDINGS, INC.

Unaudited Pro Forma Condensed Consolidated Statements of Operations
for the period ended August 31, 2007

	Customer Acquisition Network Holdings, Inc, Historical	Desktop Interactive, Inc. Historical		Pro Forma Adjustments	Customer Acquisition Network Holdings, Inc. Proforma

Revenue	$-	$5,242,020			$5,242,020

Cost of revenue	-	3,873,987			3,873,987
Gross profit	-	1,368,033		-	1,368,033

Operating expenses:
Bad debt expense	-	121,140			121,140
Selling, general and administrative	496,236	1,147,480	(4)	291,667	1,935,383

Total operating expenses	496,236	1,268,620		291,667	2,056,523

Income (loss) from operations	(496,236)	99,413		(291,667)	(688,490)
Other income (expense)	15,407	-			15,407

Net income (loss)	$(480,829)	$99,413		$(291,667)	$(703,897)

Net loss per share					(0.02)
Weighted Average shares outstanding					34,313,000

CUSTOMER ACQUISITION NETWORK HOLDINGS, INC.

Unaudited Pro Forma Condensed Consolidated Statements of Operations
for year ended December 31, 2006

	Desktop Interactive, Inc. Historical		Pro Forma Adjustments	Customer Acquisition Network Holdings, Inc. Proforma

Revenue	$3,146,795		$-	$3,146,795

Cost of revenue	1,768,266		-	1,768,266
Gross profit	1,378,529		-	1,378,529

Operating expenses:
Bad debt expense	19,941			19,941
Selling, general and administrative	1,005,623	(4)	700,000	1,705,623

Total operating expenses	1,025,564		700,000	1,725,564

Income (loss) from operations	352,965		(700,000)	(347,035)
Other income (expense)	-			-

Net income (loss)	$352,965		$(700,000)	$(347,035)

Net loss per share				(0.01)
Weighted Average shares outstanding				34,313,000

 CUSTOMER ACQUISITION NETWORK HOLDINGS, INC.
SIGNIFICANT NOTES AND ASSUMPTIONS TO THE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)	This adjustment reflects the effect of the split-off of the subsidiary into which all the assets and liabilities of Holdings (pre-merger) were transferred into.

(2)
This adjustment reflects the effects of the recapitalization of CAN on August 28, 2007 which includes the deemed issuance of 6,575,000 common shares to the original shareholders of Holdings (formerly known as Outsiders Entertainment, Inc.).

(3)
This adjustment reflects the effect of applying purchase accounting at fair value to the acquisition of Desktop Interactive, Inc. and Subsidiary including the payment of $4,000,000 cash and 3,500,000 shares of common stock and the recording of intangible assets and goodwill and a bonus payable.

(4)
This adjustment reflects the effect of amortizing the intangible assets of $1,450,000 assuming the acquisition date for purposes of the pro forma condensed consolidated statements of operations was January 1, 2006.